Nicor Inc.
Form 8-K
Exhibit 10.2
RESTRICTED STOCK AGREEMENT
NICOR INC. 1997 LONG-TERM INCENTIVE PLAN

THIS AGREEMENT, entered into as of the 16th day of March, 2006 (the “Agreement Date”), by and between «First_Name» «Middle_Initial» «Last_Name» (the “Employee”), and Nicor Inc., an Illinois corporation (the “Company”),

WITNESSETH THAT:

WHEREAS, the Company maintains the Nicor Inc. 1997 Long-Term Incentive Plan (the “Plan”), which is incorporated into and forms a part of this Agreement, for the benefit of key executive and management employees of the Company and any related company; and

WHEREAS, the Employee has been selected by the Compensation Committee of the Board of Directors of the Company (the “Committee”) to receive a Restricted Stock award under the Plan;

NOW, THEREFORE, IT IS AGREED, by and between the Company and the Employee, as follows:

1. Award. Subject to the terms of this agreement and the Plan, the Employee is hereby awarded «RS» shares of Stock (“Restricted Stock”).

2. Limit on Alienation. Shares of Restricted Stock may not be sold, assigned, transferred (except as defined in Paragraph 8), pledged or otherwise encumbered during the Restricted Period (as defined in Paragraph 6).

3. Dividends. The Employee shall not be prevented from receiving dividends paid on shares of Restricted Stock merely because those shares are subject to the restrictions imposed by this Agreement and the Plan; provided, however, that no dividends shall be payable to or for the benefit of the Employee with respect to record dates for such dividends occurring on or after the date, if any, on which the Employee has forfeited the Restricted Stock.

4. Deposit of Shares of Restricted Stock. Each certificate issued in respect of shares of Restricted Stock awarded under this Agreement shall be registered in the name of the Employee and shall in the discretion of the Committee be deposited in a bank or with such other depository or escrow as the Committee may determine.

5. Transfer and Forfeiture of Shares. Except as otherwise determined by the Committee in its sole discretion, the Employee shall forfeit the portion of Restricted Stock awarded under this Agreement as of the date, if any, on which the Employee’s employment with the Company and all Related Companies terminates for any reason prior to the end of the Restricted Period. If the Employee is continuously employed during the period beginning on the Agreement Date, and ending on the last day of the Restricted Period, then, at the end of the Restricted Period, the shares of Restricted Stock shall be transferred to the Employee free of all restrictions.

6. Restricted Period. For purposes of this Agreement, the “Restricted Period” is the period beginning on the Agreement Date and ending on the fourth anniversary of the Agreement Date; provided, however, that the Committee may, in its discretion, adjust the Restricted Period to account for individual circumstances of the Employee or a group of employees, except that in no case shall such adjustment by the Committee result in the Restricted Period being less than one year. Notwithstanding the foregoing provisions of this Paragraph 6, the Restricted Period shall end not later than the earliest to occur of: (a) the date on which a Change in Control occurs; (b) the date of the Employee’s death; or (c) the date on which the Employee becomes disabled.

7. Heirs and Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business. Subject to the terms of the Plan, any benefits payable to the Employee under this Agreement that are not paid at the time of the Employee’s death shall be paid at the time and in the form determined in accordance with the foregoing provisions of this Agreement, to the beneficiary designated by the Employee in writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Employee fails to designate a beneficiary, or if the designated beneficiary of the deceased Employee dies before the Employee or before complete payment of the amounts distributable under this Agreement, the Committee shall, in its discretion, direct that amounts to be paid under this Agreement be paid to:

(a) one or more of the Employee’s relatives by blood, adoption or marriage and in such proportion as the Committee decides; or

(b) the legal representative or representatives of the estate of the last to die of the Employee and his beneficiary.

8. Transferability. Restricted Stock awarded under this Agreement is not transferable except as designated by the Employee by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Committee may permit Restricted Stock awarded under this Agreement to be transferred by a participant for no consideration to or for the benefit of the participant’s immediate family (including a trust for the benefit of a participant’s immediate family or to a partnership for members of a participant’s immediate family), subject to such limits as the Committee may establish, and the transferee shall remain subject to all terms and conditions applicable to such award prior to such transfer. Immediate family is defined as the participant’s spouse, children, stepchildren and adoptive relationships.

9.  Employment. This Agreement does not constitute a contract of employment, and does not confer on the Employee the right to be retained in the employ of the Company or any Related Company.

10. Adjustment to Number of Shares Subject to Agreement. In the event of any change in the outstanding shares of Company Stock by reason of any stock dividend, split, spin-off, recapitalization, merger, consolidation, combination, exchange of shares or other similar change, the terms of this Agreement and the number of Restricted Stock Shares subject to this Agreement may be equitably adjusted by the Committee in its sole discretion to preserve the intent of this Agreement.

11. Definitions. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Agreement.

12. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.

13. Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Employee from the office of the Secretary of the Company.

14. Amendment. This Agreement may be amended by written Agreement of the Employee and the Company, without the consent of any other person.

IN WITNESS WHEREOF, the Employee has hereunto set his hand, and the Company has caused these presents to be executed in its name and on its behalf, and its corporate seal to be affixed hereto, all as of the Agreement Date.

____________________________________
«First_Name» «Middle_Initial» «Last_Name»

Nicor Inc.

By:_______________________________
Russ Strobel
Chairman, President and
Chief Executive Officer
ATTEST:

_____________________
Assistant Secretary